Exhibit 99.1

CHF Solutions Receives 180-Day Extension to Meet Nasdaq Minimum Bid Price Requirement

EDEN PRAIRIE, Minn., September 1, 2020 (GLOBE NEWSWIRE) -- CHF Solutions (Nasdaq: CHFS), a medical device company dedicated to changing the lives of patients suffering from fluid overload, announced today receipt of written notification from the Nasdaq Stock Market that it has granted the company’s request for an 180-day extension to regain compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). The company now has until February 24, 2021 to meet the requirement.

“We are pleased that Nasdaq granted our request for an extension,” said John Erb, CEO of CHF Solutions. “We believe that we will regain compliance during the extended time period and continue to remain focused on driving revenue growth. We are happy that the medical community has embraced ultrafiltration therapy using the Aquadex(TM) System to treat pediatric patients, critically ill COVID-19 patients, and patients suffering from fluid overload due to heart failure and other critical care conditions.”

About CHF Solutions
CHF Solutions, Inc. (CHFS) is a medical device company dedicated to changing the lives of patients suffering from fluid overload through science, collaboration, and innovation. The company is focused on developing, manufacturing and commercializing the Aquadex SmartFlow(TM) system for ultrafiltration therapy. CHF Solutions is headquartered in Minneapolis, Minn., with wholly-owned subsidiaries in Australia and Ireland. The company has been listed on the Nasdaq Capital Market since February 2012.

About the Aquadex SmartFlow System
The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements
Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about regaining compliance with Nasdaq’s minimum bid requirement.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our expectations regarding the potential impacts of the COVID-19 pandemic on our business operations, our ability to execute on our commercial strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS
INVESTORS:
Claudia Napal Drayton
Chief Financial Officer, CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

MEDIA:
Jessica Stebing
Health+Commerce
260-336-6202
jstebing@healthandcommerce.com